SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 19, 2014
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Guangzhou, China and Los Angeles, California – November 19, 2014. Almost simultaneously at Auto Guangzhou and the LA Auto Show, the international automotive and lifestyle press was treated to the ultimate in automotive luxury and technology with the world premiere of the new Mercedes-Maybach S 600, the world’s quietest production saloon car. This vehicle is 8.1 inches longer than an ordinary long-wheelbase S-Class sedan and melds the perfection of the best-selling luxury car, the S-Class, with the exclusivity of Maybach. The Mercedes-Maybach S 600 will offer as an option the popular MAGIC SKY CONTROL panoramic roof using patented SPD-SmartGlass technology from Research Frontiers (NASDAQ: REFR). The market launch of the Mercedes-Maybach S 600 is scheduled for February 2015.

For the first time, the MAGIC SKY CONTROL panoramic roof is offered with a sliding and stationary roof that totals over 18 square feet / 1.7 square meters. With the push of a button, the tint of the glass instantly changes from blocking over 99% of incoming light to going significantly clearer than an ordinary sunroof. This creates an open-air feeling and also reduces heat inside the vehicle. The SPD-SmartGlass that makes up the impressive MAGIC SKY CONTROL panoramic roof option on the Mercedes-Maybach is even larger in total surface area than the roof offered on the S-Class Coupe, which itself is three times larger than the MAGIC SKY CONTROL roofs that are currently offered on the Mercedes-Benz SLK and SL roadsters.

Joseph M. Harary, President and CEO of Research Frontiers commented after the debut of the new Mercedes-Maybach S-Class S 600 at Daimler’s press conference at the LA Auto Show: “Light is the new luxury, and Daimler has shown once again that it can make a beautifully luxurious sedan that offers its customers the ability to instantly and elegantly control the amount of daylight coming into the vehicle through impressively large glass roofs. The popular MAGIC SKY CONTROL option on the SLK, SL roadsters, and on the S-Class Coupe and now the Mercedes-Maybach S 600 all use Research Frontiers’ patented SPD-SmartGlass technology, the smartest glass in the world.”

The MAGIC SKY CONTROL feature uses patented SPD-SmartGlass technology developed by Research Frontiers to turn the roof transparent by electrically aligning tiny particles in a thin film within the glass. With the touch of a button, drivers and passengers can instantly change the tint of their roof to help keep out harsh sunlight and heat, and create an open-air feeling even when the sunroof is closed. Glass or plastic using Research Frontiers’ patented SPD-SmartGlass technology effectively blocks UV and infrared rays in either the clear or dark mode, helping keep the cabin cooler, and protecting passengers and interiors. These benefits become even more important when a car uses large surface areas of glass, such as the panoramic roofs on the new Mercedes-Maybach S 600, especially in warm climates.

SPD-Smart technology has proven itself in many aspects, from durability and performance, to sales. MAGIC SKY CONTROL is now in use on tens of thousands of SL’s and SLK’s around the world. Before putting cars into serial production, Mercedes-Benz put the MAGIC SKY CONTROL roof using SPD-SmartGlass technology through rigorous durability and performance testing in some of the most extreme conditions on Earth. The MAGIC SKY CONTROL feature using patented SPD-Smart light-control technology allows drivers many benefits including the ability to create the open-air feeling of a roadster. It also blocks over 99% of harmful UV radiation and substantially reduces heat inside the vehicle. This increases passenger comfort and reduces air conditioning loads, thereby saving fuel and reducing CO2 emissions.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1       Research Frontiers Press Release dated November 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: November 20, 2014